                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549




                                     FORM 8-K(A)




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                           Date of Report: October 23, 1997



                              JACOR COMMUNICATIONS, INC.



                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


       0-12404                                              31-0978313
(Commission File No.)                          (IRS Employer Identification No.)



                            50 East RiverCenter Boulevard
                                      12th Floor
                                 Covington, KY 41011

                                    (606) 655-2267

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     In December 1997, Citicasters Co., an indirect wholly-owned subsidiary of Jacor Communications, Inc. (the "Company"), signed an Agreement of Sale to acquire the assets of 17 radio stations from Nationwide Communications, Inc. ("NCI") and its affiliated entities for a purchase price of approximately $620 million in cash.

     Jacor has previously reported on this transaction in its Form 8-Ks filed by the Company on November 4, 1997 and January 5, 1998, as amended on January 20, 1998. The Company had previously filed audited financial information and unaudited pro forma financial information regarding this transaction for the nine-month period ending September 30, 1997. This amendment is being filed to include NCI's year end audited financial information and unaudited pro forma financial information for the year ended December 31, 1997.

Item 5.   OTHER EVENTS

     As of March 17, 1998, in connection with the acquisition of the rights to the Art Bell national network radio programs, the Company acquired two new, indirect wholly-owned subsidiaries: Talk Radio Network, Inc., an Oregon corporation ("Talk Radio"), and Chancellor Broadcasting Co., Inc., an Oregon corporation ("Chancellor"). The financial statements of these two new subsidiaries were not required to be filed pursuant to Item 2 or Item 7 of Form 8-K because neither of these acquisitions were significant to the Company. However, as required by the terms of the Company's various indentures relating to its outstanding senior subordinated notes, Talk Radio and Chancellor now have become guarantors of such debt. Because audited financial statements for these subsidiary guarantors have not been previously included in the Company's consolidated financial statements, the Company is filing the financial statements included in Item 7 of this Form 8-K so that such financial statements may be incorporated by reference into any registration statements filed by the Company and its subsidiaries pursuant to the Securities Act of 1933, as amended, pertaining to debt securities and the guarantees thereof. It is currently anticipated that Talk Radio and Chancellor will be co-registrants on any such registration statements.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          (i)   Nationwide Communications, Inc.

                Independent Auditors' Report

                Combined Balance Sheets as of December 31, 1997 and December 31, 1996.

                Combined Statements of Earnings for the years ended December 31, 1997 and December 31, 1996.

                Combined Statements of Stockholders' Equity for the years ended December 31, 1997 and December 31, 1996.

                Combined Statements of Cash Flows for the years ended December 31, 1997 and December 31, 1996.

                Notes to Combined Financial Statements

          (ii) Talk Radio Network, Inc., Chancellor Broadcasting Co. Inc. and Broadcast Communications, Inc.

                Report of Independent Accountants

                Combined Balance Sheets as of September 30, 1997 and December 31, 1996 and 1995.

                Combined Statements of Income for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995.

                Combined Statements of Shareholders' Equity for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995.

                Combined Statements of Cash Flows for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995.

                Notes to Combined Financial Statements

     (b)  Pro Forma Financial Information

          Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1997 and 1996.

          Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997.

          Notes to Unaudited Pro Forma Financial Information.

     (c)  Exhibits

          2.1 Agreement of Sale dated December 19, 1997 by and between Nationwide Mutual Insurance Company, Employers Insurance of Wausau, Nationwide Communications, Inc., San Diego Lotus Corp., The Beak and Wire Corporation, Citicasters Co. and Jacor Communications Company (omitting schedules and exhibits not deemed material).*

          23.1  Consent of Coopers & Lybrand L.L.P.

          99.1  Press Release dated October 13, 1997.*

          99.2  Press Release dated October 23, 1997.*

          99.3  Press Release dated October 27, 1997.*

*    Previously filed.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JACOR COMMUNICATIONS, INC.



April 30, 1998                 By: /s/ R. Christopher Weber
                                   -----------------------------------
                                   R. Christopher Weber, Senior Vice President
                                   and Chief Financial Officer

                                   Item 7(a)(i)

                             NATIONWIDE  COMMUNICATIONS
                              (Broadcast Operations of
                        Nationwide Mutual Insurance Company)

                       -------------------------------------

                           Combined Financial Statements

                          December 31, 1997, 1996 and 1995

                    (With Independent Auditors' Report Thereon)

                            INDEPENDENT AUDITORS' REPORT


The Board of Directors
Nationwide Mutual Insurance Company:


We have audited the accompanying combined balance sheets of Nationwide Communications as of December 31, 1997 and 1996, and the related combined statements of earnings, division equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Communications as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                           KPMG PEAT MARWICK LLP


Columbus, Ohio
February 13, 1998

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                              Combined Balance Sheets
                             December 31, 1997 and 1996

                                    Assets                                            1997                  1996
                                    ------                                            ----                  ----
Current assets:
   Cash and cash equivalents                                                     $    8,668,615          47,223,751
   Short-term investments, at amortized cost                                            -                74,990,903
   Accounts receivable, net of allowance for doubtful accounts of
     $816,225 and $716,940 at December 31, 1997 and 1996                             22,968,263          17,573,992
   Notes receivable, current portion                                                    933,759             931,278
   Deferred income taxes                                                                954,498           1,179,967
   Assets held for sale                                                              44,667,939           8,868,376
   Prepaid expenses                                                                   1,394,414           1,471,765
                                                                                  --------------       -------------
                    Total current assets                                             79,587,488         152,240,032
Property and equipment, net                                                          17,989,092           8,254,028
Broadcast licenses and other intangibles, net                                       251,416,085          90,107,979
Notes receivable, excluding current portion                                           5,299,035           5,765,856
Other assets                                                                          2,312,384           3,025,813
                                                                                  --------------       -------------
                    Total assets                                                 $  356,604,084         259,393,708
                                                                                  --------------       -------------
                                                                                  --------------       -------------
                       Liabilities and Division Equity
                       -------------------------------

Current liabilities:
   Advances from Parent
                                                                                     92,000,000               -
   Accounts payable                                                                   2,379,691           1,166,614
   Accrued compensation and benefits                                                  2,904,529           2,506,395
   Accrued expenses and other current liabilities                                     1,379,641           1,403,751
   Accrued interest                                                                     -                   200,278
   Accrued professional fees                                                          1,487,186             641,882
   Accrued property and sales tax                                                       211,493             359,005
   Income taxes payable                                                               3,676,000           1,968,891
                                                                                  --------------       -------------
                    Total current liabilities                                       104,038,540           8,246,816
                                                                                  --------------       -------------

Long-term debt                                                                          500,000          40,500,000
Deferred compensation                                                                 2,526,921           2,098,705
Accrued retirement benefits                                                           2,881,540           2,892,414
Deferred income taxes                                                                15,282,171           1,172,512
                                                                                  --------------       -------------
                    Total liabilities                                               125,229,172          54,910,447
                                                                                  --------------       -------------
Division equity:
   4% noncumulative preferred stock of $50 par value per share; redeem-
      able at par.  Authorized, issued, and outstanding 20,000 shares in
       1996                                                                             -                 1,000,000
   Common stock, without par value.  Authorized 15,000 shares in 1996;
      issued and outstanding 14,750 shares at stated value in 1996                      -                    14,750
   Paid-in capital                                                                   12,510,000          11,495,250
   Contributed capital for combined radio station                                    22,500,000          22,500,000
   Retained earnings                                                                196,364,912         169,473,261
                                                                                  --------------       -------------
                    Total division equity                                           231,374,912         204,483,261
                                                                                  --------------       -------------
                    Total liabilities and division equity                        $  356,604,084         259,393,708
                                                                                  --------------       -------------
                                                                                  --------------       -------------

See accompanying notes to combined financial statements.

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                          Combined Statements of Earnings

                For the years ended December 31, 1997, 1996 and 1995



                                                                        1997            1996           1995
Broadcast revenues                                                 $ 112,989,674     85,276,016     73,217,793
Less agency commissions                                               14,992,344     11,516,477     10,181,081
                                                                    -------------  -------------  -------------
                    Net revenues                                      97,997,330     73,759,539     63,036,712

Broadcast operating expenses                                          81,958,359     57,517,065     44,996,017
Depreciation and amortization                                         10,129,833      7,356,348      5,603,704
Corporate general and administrative expenses                          3,622,630      4,361,458      3,934,394
                                                                    -------------  -------------  -------------
                    Operating income                                   2,286,508      4,524,668      8,502,597
                                                                    -------------  -------------  -------------

Interest income                                                        1,727,143      7,256,973      9,562,334
Interest expense                                                     (6,344,815)    (2,883,337)    (3,134,887)
Gain on sale of radio stations and other properties                   44,131,625      5,947,951      5,126,403
Other expense, net                                                      (36,541)      (484,901)      (128,874)
                                                                    -------------  -------------  -------------
                    Nonoperating income, net                          39,477,412      9,836,686     11,424,976
                                                                    -------------  -------------  -------------
                    Income before taxes and
                      extraordinary item                              41,763,920     14,361,354     19,927,573
Income tax expense                                                    14,308,834      5,309,885      7,072,231
                                                                    -------------  -------------  -------------
                    Income before extraordinary item                  27,455,086      9,051,469     12,855,342
Extraordinary item, net of applicable income taxes of
   $303,388                                                            (563,435)       -              -
                                                                    -------------  -------------  -------------
                    Net income                                     $  26,891,651      9,051,469     12,855,342
                                                                    -------------  -------------  -------------
                                                                    -------------  -------------  -------------

See accompanying notes to combined financial statements.

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                       Combined Statements of Division Equity



                              4% noncumulative                                          Contributed
                               preferred stock           Common stock                   capital for                       Total
                              ------------------       ----------------      Paid-in      combined        Retained       division
                              Shares      Amount       Shares    Amount      capital    radio station     earnings        equity
                              ------      ------       ------    ------      -------    -------------     --------        ------
Balances at
  December 31, 1994          20,000     $1,000,000     14,750    $14,750    11,495,250  $     -        $147,646,450   $160,156,450

Dividends paid--
  preferred stock               -             -           -          -           -            -             (40,000)       (40,000)
Net income                      -             -           -          -           -            -          12,855,342     12,855,342
                             -------    ----------    -------    -------    ----------   ----------      -----------   -----------

Balances at
  December 31, 1995          20,000      1,000,000     14,750     14,750    11,495,250        -         160,461,792    172,971,792

Dividends paid--
  preferred stock               -             -           -          -           -            -             (40,000)       (40,000)
Contributed capital for
  combined radio
  station                       -             -           -          -           -       22,500,000           -         22,500,000
Net income                      -             -           -          -           -            -           9,051,469      9,051,469
                             -------    ----------    -------    -------    ----------   ----------      -----------   -----------

Balances at
  December 31, 1996          20,000      1,000,000     14,750     14,750    11,495,250   22,500,000     169,473,261    204,483,261

Reclassification of
  preferred and common
  stock to paid-in capital
  as a result of change
  from subsidiary to a
  division                  (20,000)    (1,000,000)   (14,750)   (14,750)    1,014,750        -               -              -
Net income                      -             -           -          -           -            -          26,891,651     26,891,651
                             -------    ----------    -------    -------    ----------   ----------      -----------   -----------

Balances at
December 31, 1997               -      $      -           -     $    -     $12,510,000  $22,500,000    $196,364,912   $231,374,912
                             -------    ----------    -------    -------    ----------   ----------      -----------   -----------
                             -------    ----------    -------    -------    ----------   ----------      -----------   -----------

See accompanying notes to combined financial statements.

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                         Combined Statements of Cash Flows

                    Years ended December 31, 1997, 1996 and 1995

                                                                                            1997           1996            1995
                                                                                            ----           ----            ----
Cash flows from operating activities:
  Net income                                                                           $  26,891,651      9,051,469     12,855,342
  Adjustments to reconcile net income to net cash provided (used) by operating activities:
      Depreciation and amortization                                                       10,129,833      7,356,348      5,603,704
      Loss on sale of property and equipment                                                  35,540        100,995         28,310
      Net gain on sale of radio stations and other properties                            (44,131,625)    (5,947,951)    (5,126,403)
      Provision for doubtful accounts receivable                                              99,285        273,526        106,579
      Deferred income taxes                                                               14,335,128     (1,936,915)      (403,088)
      Changes in assets and liabilities, net of effects of acquisitions and disposals:
          Accounts receivable                                                             (5,493,556)    (2,181,725)    (2,345,109)
          Prepaid expenses and other assets                                                 (337,191)    (2,524,774)    (1,403,917)
          Accounts payable                                                                  (126,924)       383,037       (660,744)
          Accrued expenses and other liabilities                                           1,095,148      1,536,048       (316,643)
          Income taxes payable                                                             1,707,109        912,525    (44,877,594)
                                                                                         ------------   ------------    -----------
               Net cash provided (used) by operating activities                            4,204,398      7,022,583    (36,539,563)
                                                                                         ------------   ------------    -----------
Cash flows from investing activities:
  Acquisition of radio stations                                                         (166,294,524)   (23,349,989)        -
  Proceeds from sale of radio stations and other properties                                2,600,000     10,558,450     15,500,000
  Proceeds from collection of notes receivable                                             1,000,000      4,000,000      4,012,942
  Additions to property and equipment                                                     (6,644,908)    (2,965,878)    (2,977,258)
  Proceeds from sale of property and equipment                                                54,898        177,717         15,363
  Proceeds from maturity of investments                                                   75,000,000      5,085,480     19,917,096
                                                                                         ------------   ------------    -----------
               Net cash (used) provided by investing activities                          (94,284,534)    (6,494,220)    36,468,143
                                                                                         ------------   ------------    -----------
Cash flows from financing activities:
  Debt issuance costs paid                                                                  (475,000)        -            (281,877)
  Advances from Parent                                                                    92,000,000         -              -
  Borrowings under long-term debt                                                         98,000,000         -           1,702,940
  Repayments of long-term debt                                                          (138,000,000)        -              -
  Dividends paid                                                                              -             (40,000)       (40,000)
                                                                                         ------------   ------------    -----------
               Net cash provided (used) by financing activities                           51,525,000        (40,000)     1,381,063
                                                                                         ------------   ------------    -----------
               Net (decrease) increase in cash and cash equivalents                      (38,555,136)       488,363      1,309,643

               Cash and cash equivalents at beginning of period                           47,223,751     46,735,388     45,425,745
                                                                                         ------------   ------------    -----------
               Cash and cash equivalents at end of period                              $   8,668,615     47,223,751     46,735,388
                                                                                         ------------   ------------    -----------
                                                                                         ------------   ------------    -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Net cash paid (refunds received) for income taxes                                    $  (1,733,401)     6,334,674     52,352,913
                                                                                         ------------   ------------    -----------
                                                                                         ------------   ------------    -----------
  Cash paid for interest                                                               $   5,783,227      2,831,913      2,727,060
                                                                                         ------------   ------------    -----------
                                                                                         ------------   ------------    -----------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Fair value of assets exchanged                                                       $  53,000,000         -              -
                                                                                         ------------   ------------    -----------
                                                                                         ------------   ------------    -----------

  Assets acquired from capital contribution from affiliated company                    $      -          22,500,000         -
                                                                                         ------------   ------------    -----------
                                                                                         ------------   ------------    -----------

See accompanying notes to combined financial statements.

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                       Notes to Combined Financial Statements

                          December 31, 1997, 1996 and 1995


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  DESCRIPTION OF BUSINESS

          Nationwide Communications (the Company) reflects the broadcast operations of Nationwide Mutual Insurance Company (the Parent). These operations include commercial radio stations in various geographic regions across the United States, primarily in the top twenty-five radio revenue markets.

     (b)  BASIS OF PRESENTATION

          The combined financial statements include the accounts related to the operation of the Parent's commercial radio stations. The majority of these operations were in Nationwide Communications, Inc. (NCI), a wholly owned subsidiary of the Parent. In December 1997, all employees, assets and liabilities of NCI were transferred to the Parent and NCI became a division of the Parent.

          The Company's financial statements also include the results of operations of KXGL-FM, a station owned by an affiliated company (San Diego Lotus Corporation) controlled by the Parent, as the station is operated and controlled by the Company under a time brokerage agreement. Due to related ownership and control of the station, all significant accounts related to the station have been combined with NCI's financial statements for financial reporting purposes.

     (c)  CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash with the Parent, money market funds and cash in banks. Cash with the Parent is invested in various financial instruments and is available upon demand to the Company.

     (d)  REVENUE RECOGNITION

          Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized when the commercial announcements are broadcast.

          Fees received or paid pursuant to various time brokerage agreements are recognized as revenue or expense, respectively, in accordance with the terms of the agreements.



                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



     (e)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation of equipment is computed using an accelerated method. The Company uses the straight-line method for all buildings and leasehold improvements. The useful lives of property and equipment are as follows:

                    Building and improvements. . . . . . . .31.5 years
                    Leasehold improvements . . . . . . . . .31.5 years
                    Equipment. . . . . . . . . . . . . . 3 to 20 years

     (f)  INTANGIBLE ASSETS
          Intangible assets consist primarily of broadcast licenses.  The
               Company amortizes intangible assets using the straight-line method over the estimated useful lives ranging from 5 to 40 years. The carrying value of intangible assets is reviewed by the Company when events or circumstances suggest that the recoverability of an asset may be impaired. If this review indicates that the intangible assets will not be recoverable, as determined based on the undiscounted cash flows of the station over the remaining amortization period, the carrying value will be reduced accordingly.

     (g)  MARKETABLE SECURITIES

          All marketable debt securities are classified as held to maturity as the Company has the ability and it is management's intent to hold them until maturity. In accordance with SFAS No. 115, marketable securities held to maturity are stated at amortized cost. All marketable securities matured during 1997.

     (h)  INCOME TAXES

          The Company files a consolidated federal income tax return with the Parent. The Company calculates income taxes on a separate company basis in accordance with a tax sharing agreement with the Parent.

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the change occurred.

     (i)  PENSION AND OTHER POSTRETIREMENT PLANS

          The Company participates in a multiemployer defined benefit pension plan and a multiemployer life and health care plan covering substantially all employees achieving certain levels of service. The cost of these programs is being funded currently.

          The Company also participates in two multiemployer supplemental nonqualified defined benefit plans. The net periodic costs are recognized as employees render the services necessary to earn the retirement benefits.


                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



     (j)  USE OF ESTIMATES

          Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reporting of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  ACQUISITIONS AND DISPOSITIONS

     (a)  COMPLETED TRANSACTIONS

          In January 1995, the Company sold the assets of its cable system in Houston for cash of $15 million and an unsecured note for $6 million due January 2001. This note was discounted to $3,474,341 using an effective interest rate of 8.5%. A pretax gain of $4.9 million was recorded on this sale.

          In April 1996, the Company entered into an agreement to exchange the assets of WOMX-FM in Orlando and $43.5 million for the assets of WMJI-FM and WMMS-FM in Cleveland. Pending the completion of the exchange, the Company entered into a time brokerage agreement which allowed the Company to operate WMJI-FM and WMMS-FM (and relinquish day-to-day operations of WOMX-FM) from July 1996 to the February 1997 closing. The assets of WOMX-FM totaling $2,742,696 are classified as "Assets held for sale" on the December 31, 1996 balance sheet. The transaction was completed in February 1997. The Company recorded a pre-tax gain on the exchange of approximately $23 million.

          In May 1996, the Company acquired the common stock of San Diego Lotus
               Corporation for $23 million with the purpose of simultaneously transferring the stock to an affiliated company for $23 million. Governmental restrictions delayed the actual transfer of the stock to the affiliated company until September 1996. Simultaneously with the transfer, the Company entered into a time brokerage agreement for $1.125 million per year which allows the Company to operate KFSD-FM, owned by San Diego Lotus Corporation. KFSD-FM call letters were changed to KXGL-FM in 1997. All significant accounts related to KXGL-FM have been combined in the accompanying financial statements.

          In June 1996, the Company purchased the assets of KMJZ-FM and KSGS-AM in Minneapolis for $22 million.



                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



          In June 1996, the Company entered into an agreement to exchange the assets of KISW-FM in Seattle and $12.5 million for the assets of KTBZ-FM in Houston. Pending the completion of the exchange, the Company entered into a time brokerage agreement which allowed the Company to operate KTBZ-FM (and relinquish day to day operations of KISW-FM) from June 1996 to the May 1997 closing. The assets of KISW-FM totaling $6,125,680 are classified as "Assets held for sale" on the December 31, 1996 balance sheet. The transaction was completed in May 1997. The Company recorded a pre-tax gain on the exchange of approximately $21 million.

          In July 1996, the Company sold the assets of KLUC-FM and KXNO-AM in Las Vegas for $10.6 million. A pretax gain of approximately $5.9 million was recorded on the sale.

          In September 1996, the Company entered into an agreement to purchase the assets of KUPR-FM and KCEO-AM San Diego for $32 million. The transaction was completed in April 1997. Pending the completion of this acquisition, the Company entered into a time brokerage agreement which allowed the Company to operate KUPR-FM and KCEO-AM. The Company sold KCEO-AM in June 1997 for $2.6 million. No gain or loss was realized on the sale. KUPR-FM's call letters were changed to KMCG-FM in 1997.

          In February 1997, the Company entered into an agreement to purchase the assets of KHTC-FM in Phoenix for $34 million. The transaction was completed in June 1997. Pending the completion of this acquisition, the Company entered into a time brokerage agreement which allowed the Company to operate KHTC-FM from March 1, 1997 through the completion of the transaction. KHTC-FM's call letters were changed in 1997 to KGLQ-FM.

          The acquisitions completed in 1997 and 1996 have been accounted for by the purchase method of accounting. The purchase price has been allocated to the assets acquired based on their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net tangible assets acquired has been recorded as broadcast licenses. The results of operations of the acquired businesses are included in the Company's financial statements since the respective dates of acquisitions.

          Assuming each of the above acquisitions and dispositions had taken place at the beginning of 1996 and removing the effects of all gains and losses from these transactions, unaudited pro forma combined results of operations would have been as follows:

                                               Pro forma (unaudited)
                                            --------------------------
                                                   December 31,
                                               1997           1996
                                               ----           ----
                     Net revenue           $ 98,562,362     86,818,631
                     Net loss                (3,007,167)    (2,981,098)

                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



     (b)  PENDING AS OF DECEMBER 31, 1997

          In August 1996, the Company entered into an agreement to purchase the assets of KGB-FM and KPOP-AM in San Diego for $44.2 million. The Company then signed agreements to exchange KGB-FM and KPOP-AM in San Diego for KSLX-FM and KSLX-AM in Phoenix and, following that closing, exchange the Phoenix stations for KEGL-FM in Dallas.
               The acquisition of the San Diego stations was completed in January 1997. The Company operated KGB-FM and KPOP-AM under a time brokerage agreement from August 1996 to the January 1997 closing. In April 1997, the exchange of the San Diego and Phoenix stations was completed. The Phoenix-Dallas exchange is pending FCC approval of the renewal of the KEGL-FM license. In the meantime, the Company has entered into a time brokerage agreement which allows the Company to operate KEGL-FM (and relinquish day to day operations of the Phoenix stations). The assets of the Phoenix stations totaling $44,667,939 are classified as "Assets held for sale" on the December 31, 1997 balance sheet. The Company does not anticipate recognizing a gain on this transaction.

          After the completion of these transactions, the Company will own and/or operate the following stations:

                   Station        Location
                   -------        --------
                   KDMX-FM        Dallas, Texas
                   KEGL-FM

                   KHMX-FM        Houston, Texas
                   KTBZ-FM

                   KMJZ-FM        Minneapolis, Minnesota
                   KSGS-AM

                   KXGL-FM        San Diego, California
                   KMCG-FM

                   KZZP-FM        Phoenix, Arizona
                   KGLQ-FM

                   WPOC-FM        Baltimore, Maryland

                   WMJI-FM        Cleveland, Ohio
                   WMMS-FM
                   WGAR-FM

                   WNCI-FM        Columbus, Ohio
                   WCOL-FM
                   WFII-AM

                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



     (c)  TIME BROKERAGE AGREEMENT FEES

          The Company has included $2,244,000 and $634,000 of time brokerage agreement revenue in gross broadcast revenues for the years ended December 31, 1997 and 1996, respectively. Broadcast operating expenses include $5,099,000 and $4,942,000 of time brokerage agreement expense for the years ended December 31, 1997 and 1996, respectively. There were no time brokerage agreements in 1995.



(3)  NOTES RECEIVABLE

     A summary of notes receivable at December 31 follows:



                                                                              1997          1996
                                                                              ----          ----
       $6 million note receivable net of discounts of $1,576,561
         and $1,936,407 at December 31, 1997 and 1996,
         respectively; due January 2001 discounted at 8.5%                $ 4,423,439    4,063,593
       $5 million note receivable net of discounts of $190,645 and
         $366,459 at December 31, 1997 and 1996, respectively;
         $1 million installments due November 1995 to 1999;
         discounted at 8%                                                   1,809,355    2,633,541
                                                                           -----------  -----------
                                                                            6,232,794    6,697,134
                        Less current portion                                 (933,759)    (931,278)
                                                                           -----------  -----------
                                                                          $ 5,299,035    5,765,856
                                                                           -----------  -----------
                                                                           -----------  -----------


(4)  PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31 follows:


                                                      1997            1996
                                                      ----            ----
         Land                                   $    597,111           471,462
         Building and improvements                 1,029,072           806,475
         Leasehold improvements                    3,465,956         1,264,883
         Equipment                                23,455,659        13,728,965
         Construction in process                      87,584           669,684
                                                  ----------        ----------
                                                  28,635,382        16,941,469
         Accumulated depreciation                (10,646,290)       (8,687,441)
                                                  ----------        ----------
                Property and equipment, net     $ 17,989,092         8,254,028
                                                  ----------        ----------
                                                  ----------        ----------

Depreciation expense was $3,067,834, $2,184,554 and $1,673,843 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



(5)  BROADCAST LICENSES AND OTHER INTANGIBLES

     A summary of broadcast licenses and other intangibles at December 31 follows:

                                      Useful life       1997           1996
                                      -----------       ----           ----
Broadcast licenses                      40 Years   $ 217,348,705     48,978,599
Broadcast licenses                    15-25 Years     56,035,276     56,035,276
Other intangibles                      5-20 Years      5,993,898      5,993,898
                                                    -------------  -------------
                                                     279,377,879    111,007,773
Accumulated amortization                             (27,961,794)   (20,899,794)
                                                    -------------  -------------
          Net intangible assets                    $ 251,416,085     90,107,979
                                                    -------------  -------------
                                                    -------------  -------------


     Amortization expense was $7,061,999, $5,171,794, and $3,929,861 for the years ended December 31, 1997, 1996 and 1995, respectively.


(6)  LONG-TERM DEBT

     A summary of long-term debt at December 31 follows:

                                                                               1997           1996
                                                                               ----           ----
       Notes payable to banks under Credit Agreement (6.625% at
         December 31, 1996); notes mature March 31, 2004
                                                                            $    -         40,000,000
       Note payable to bank, variable interest rate based on prime (8.5%
         at December 31, 1997 and 1996); principal due December 31,
         2001                                                                 500,000         500,000
                                                                             ---------    ------------
                       Total debt                                           $ 500,000      40,500,000
                                                                             ---------    ------------
                                                                             ---------    ------------

     In April 1997, the Company entered into a new facility (Credit Agreement).
          The Credit Agreement was with a syndicate of banks and had a capacity of $105 million.

     NCI was required under terms of its Credit Agreement to obtain interest rate protection of 50% of the commitment amount ($52.5 million). During 1997, the Company entered into five-year interest rate swap agreements in order to obtain the required protection. The swaps effectively change a portion of the Company's interest rate exposure from a variable rate to a fixed rate.

     As part of the liquidation of NCI, the Company paid off its existing long-term debt and canceled its related swap agreements with the proceeds from advances from the Parent in December 1997. In connection with the extinguishment, the Company recognized an extraordinary loss of approximately $866,000 which includes loss on the extinguishment of debt and early termination fees related to the interest rate swaps.

                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued



(7)  INCOME TAXES

     A summary of income tax expense at December 31 follows:



                                           Federal         State        Total
                                           -------         -----        -----
        December 31, 1997:
           Current                      $    109,000     (135,294)      (26,294)
           Deferred                       14,486,000     (150,872)   14,335,128
                                         -----------   -----------   -----------
                                        $ 14,595,000     (286,166)   14,308,834
                                         -----------   -----------   -----------
                                         -----------   -----------   -----------

        December 31, 1996:
           Current                      $  6,191,800    1,055,000     7,246,800
           Deferred                       (1,623,915)    (313,000)   (1,936,915)
                                         -----------   -----------   -----------
                                        $  4,567,885      742,000     5,309,885
                                         -----------   -----------   -----------
                                         -----------   -----------   -----------

        December 31, 1995:
           Current                      $  6,900,000      575,319     7,475,319
           Deferred                         (216,788)    (186,300)     (403,088)
                                         -----------   -----------   -----------
                                        $  6,683,212      389,019     7,072,231
                                         -----------   -----------   -----------
                                         -----------   -----------   -----------



The actual expense differs from the expected expense as follows:



                                                         1997            1996           1995
                                                         ----            ----           ----
       Expected tax expense computed at 35%           $ 14,617,372      5,026,474       6,974,651
       State income tax expense (benefit), net
       of federal tax benefit                             (185,689)       482,300         252,863
       Amortization of intangibles                         238,876         70,741         106,329
       Gain on sale of nonamortizable
       intangibles                                        (901,626)      (411,584)       (172,581)
       Other, net                                          539,901        141,954         (89,031)
                                                      ------------   ------------    ------------
                                                      $ 14,308,834      5,309,885       7,072,231
                                                      ------------   ------------    ------------
                                                      ------------   ------------    ------------



                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued




     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are as follows:

                                                                  1997                1996
                                                                  ----                ----
               Deferred tax assets:
                    Accounts receivable                   $      285,679             301,115
                    Accrued expenses                             128,982             145,186
                    Accrued income taxes                         701,250             790,117
                    Deferred compensation                        884,072             881,456
                    Accrued retirement benefits                1,008,889           1,214,814
                                                             ------------        ------------
                    Total gross deferred tax asset             3,008,872           3,332,688
                                                             ------------        ------------
               Deferred tax liabilities:
                    Investments and other assets                (153,474)           (168,216)
                    Property and equipment                      (121,093)           (382,383)
                    Intangibles                              (16,900,565)         (2,718,183)
                    Prepaid expenses and other assets           (161,413)            (56,451)
                                                             ------------        ------------
                         Total gross deferred tax
                         liabilities                         (17,336,545)         (3,325,233)
                                                             ------------        ------------
                         Net deferred tax assets
                         (liabilities)                    $  (14,327,673)              7,455
                                                             ------------        ------------
                                                             ------------        ------------



     The Company believes the existing deductible temporary differences will reverse during periods in which the Company generates net taxable earnings. The Company has considered the above factors in concluding that it is more likely than not that the Company will realize the benefits of existing deferred tax assets.

     The IRS has begun an examination of the Parent's consolidated 1993, 1994 and 1995 federal income tax returns. The outcome of this examination is not presently determinable; however, in the opinion of management, the effects, if any, of this examination are not expected to be material to the Company's combined financial statements.


(8)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value for cash, short-term investments, accounts receivable, the current portion of notes receivable and current liabilities approximates their respective fair values because of the short maturity of these instruments. The fair value of notes receivable ($5,299,035 at December 31, 1997 excluding the current portion) is calculated by discounting scheduled cash flows through maturity using the current rates. The carrying value for these notes at December 31, 1997 approximated fair value at that date.


                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued


(9)  PENSION PLANS

     The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least 1,000 hours of service within a twelve month period and who have met certain age requirements. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for all employees as directed by the Parent.

     Effective January 1, 1995, the plan was amended to provide enhanced benefits for participants who met certain eligibility requirements and elected early retirement no later than March 15, 1995. The entire cost of the enhanced benefit was borne by the Parent and certain of its property and casualty insurance company affiliates.

     Pension cost (benefits) charged to operations by the Company during the years ended December 31, 1997, 1996 and 1995 were $(478,000),
          $(519,000), and $151,000, respectively.

     The Company's net prepaid (accrued) pension expense as of December 31, 1997 and 1996 was $254,000 and $(213,000), respectively. Accrued pension expense at December 31, 1996 is included in accrued expenses and other current liabilities.

     The Company also participates, together with certain affiliated companies, in two nonqualified unfunded defined-benefit pension plans covering directors and certain key executives. The Company's pension expense for these plans was $375,000, $413,000 and $542,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Accrued post retirement expense for these plans is $2,881,540 and $2,892,414 at December 31, 1997 and 1996, respectively.


(10) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     In addition to the defined benefit pension plans, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of Nationwide Life Insurance Company.


                                                                    (Continued)

                             NATIONWIDE  COMMUNICATIONS
           (Broadcast Operations of Nationwide Mutual Insurance Company)

                 Notes to Combined Financial Statements, Continued

     The Company had prepaid accrued postretirement benefits as of December 31, 1997 and 1996 of $207,000 and $134,000, respectively. The net periodic postretirement cost (benefit) for the years ended
          December 31, 1997, 1996 and 1995 was $(71,000), $13,000 and
          $(128,000), respectively.


(11) SAVINGS PLAN

     The Company is a participant in the Nationwide Insurance Enterprise 401(k) savings plan which covers substantially all employees. Employee contributions to the plan are matched by the Company at the rate of 70% of the first 2% of pay and 40% of the next 4% of pay contributed to the plan. The Company's contribution expense for the years ended December 31, 1997, 1996 and 1995 was approximately $385,447, $284,000 and $328,000, respectively.

(12) COMMITMENTS AND CONTINGENCIES

     (a)  LEASES

          The Company has operating leases for certain land and facilities used in their operations with initial or remaining lease terms in excess of one year. Future minimum lease payments under these leases as of December 31, 1997 are:


                    Years ended:
                         1998                                     3,367,298
                         1999                                     3,207,915
                         2000                                     3,139,186
                         2001                                     2,739,192
                         2002                                     2,157,040
                         2003 and years thereafter                6,457,139
                                                                ------------
                              Total minimum lease payments    $  21,067,770
                                                                ------------
                                                                ------------

          Total rent expense was $3,418,000, $1,770,000 and $1,630,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

     (b)  LEGAL PROCEEDINGS

          The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


                                                                    (Continued)

                              NATIONWIDE  COMMUNICATIONS
            (Broadcast Operations of Nationwide Mutual Insurance Company)

                  Notes to Combined Financial Statements, Continued


(13) OTHER MATTERS

     On December 19, 1997, the Company signed an agreement with Citicasters Co., a wholly owned subsidiary of Jacor Communications, Inc., to sell substantially all of the radio station assets (exclusive of cash, cash equivalents, accounts receivable and notes receivable) for $591 million. In the same agreement, Jacor also agreed to purchase the radio station assets of San Diego Lotus Corporation, an affiliate of the Company, for $29 million. These transactions are expected to be finalized in 1998.

                                    Item 7(a)(ii)

                              TALK RADIO NETWORK, INC.,
                       CHANCELLOR BROADCASTING CO., INC. AND
                          BROADCAST COMMUNICATIONS,  INC.

                                  C O N T E N T S





                                                                         PAGE(S)

REPORT OF INDEPENDENT ACCOUNTANTS                                           1

COMBINED FINANCIAL STATEMENTS
   Balance Sheets as of September 30, 1997 and December 31,
        1996 and 1995                                                       2
   Statements of Income for the nine months ended September 30,
        1997 and for the years ended December 31, 1996 and 1995             3
   Statements of Shareholders' Equity for the nine months ended
        September 30, 1997 and for the years ended December 31,
        1996 and 1995                                                       4
   Statements of Cash Flows for the nine months ended September 30,
        1997 and for the years ended December 31, 1996 and 1995             5
   Notes to Combined Financial Statements                                  6-12

REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board of Directors
Talk Radio Network, Inc., Chancellor
   Broadcasting Co., Inc. and Broadcast
   Communications, Inc.:


We have audited the accompanying combined balance sheets of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997, the combined balance sheets of Talk Radio Network, Inc., Chancellor Broadcasting Co., Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995, and the related combined statements of income, shareholders' equity and cash flows for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Talk Radio Network, Inc. and Chancellor Broadcasting Co., Inc. as of September 30, 1997, of Talk Radio Network, Inc., Chancellor Broadcasting Co., Inc. and Broadcast Communications, Inc. as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                             COOPERS & LYBRAND L.L.P.

Eugene, Oregon
December 19, 1997

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
COMBINED BALANCE SHEETS


                                        SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                              1997         1996          1995
                                        ------------- ------------ ------------
          ASSETS

Current assets:
   Cash                                     $998,379   $1,103,659     $426,732
   Accounts receivable                       146,758       74,714      132,946
   Pro form income taxes receivable                                      9,964
                                        ------------- ------------ ------------
        Total current assets               1,145,137    1,178,373      569,642
Fixed assets, net                            568,419      586,171      327,882
Intangible assets, net                       103,549      111,048      121,069
                                        ------------- ------------ ------------
        Total assets                      $1,817,105   $1,875,592   $1,018,593
                                        ------------- ------------ ------------
                                        ------------- ------------ ------------

          LIABILITIES

Current liabilities:
   Accounts payable and accrued
      expenses                              $299,364     $252,710     $335,014
   Deferred subscription revenue             175,705      163,779      175,961
   Customer deposits                          29,313       61,006       31,854
   Pro forma income taxes                    230,548      239,585
   Current portion of notes payable           38,471       53,506       40,406
   Current portion of capitalized
      lease obligations                       12,257       11,461       15,740
                                        ------------- ------------ ------------
            Total current liabilities        785,658      782,047      598,975
Notes payable, less current portion          366,686      637,242      513,337
Capitalized lease obligations, less
   current portion                             7,857       18,328       29,789
                                        ------------- ------------ ------------
        Total liabilities                  1,160,201    1,437,617    1,142,101
                                        ------------- ------------ ------------
Commitments and contingencies (Note 5)

          SHAREHOLDERS' EQUITY

Talk Radio Network, Inc. common stock,
  no par value; 100,000 shares
  authorized, 10,000 shares issued and
  outstanding                                 10,000       10,000       10,000
Chancellor Broadcasting Co., Inc.
  common stock, no par value; 10,000
  shares authorized, issued and
  outstanding                                  1,241        1,241        1,241
Broadcast Communications, Inc. common
  stock, no par value; 10,000 shares
  authorized, 8,000 shares issued and
  outstanding in 1996 and 1995                                700          700
Additional paid-in capital                    37,825       37,825       37,825
Retained earnings (deficit)                  607,838      388,209     (173,274)
                                        ------------- ------------ ------------
        Total shareholders' equity           656,904      437,975     (123,508)
                                        ------------- ------------ ------------
        Total liabilities and
          shareholders' equity            $1,817,105   $1,875,592   $1,018,593
                                        ------------- ------------ ------------
                                        ------------- ------------ ------------

The accompanying notes are an integral part of these financial statements.

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
COMBINED STATEMENTS OF INCOME

                                        FOR THE NINE     FOR THE YEARS ENDED
                                        MONTHS ENDED  -------------------------
                                        SEPTEMBER 30, DECEMBER 31, DECEMBER 31,
                                             1997         1996         1995
                                        ------------- ------------ ------------
Operating revenues:
  Advertising                             $2,847,612   $2,662,652   $1,783,844
  Subscription and merchandising             762,204      789,704      515,740
                                        ------------- ------------ ------------
                                           3,609,816    3,452,356    2,299,584
                                        ------------- ------------ ------------
Operating expenses:
  Production and programming               1,149,868      627,621      577,313
  Newsletter and merchandise                 123,383      193,682      125,168
  General and administrative               1,282,388    1,561,907    1,135,327
  Depreciation and amortization               69,723       87,800       54,292
                                        ------------- ------------ ------------
                                           2,625,362    2,471,010    1,892,100
                                        ------------- ------------ ------------
       Net operating income                  984,454      981,346      407,484
Other income (expenses):
  Interest income                             16,863       10,249        3,407
  Interest expense                           (30,814)     (56,590)     (51,414)
  Other                                        3,029          800        6,883
                                        ------------- ------------ ------------
       Income before provision for
         pro forma income taxes              973,532      935,805      366,360
Provision for pro forma income taxes         389,413      374,322      146,544
                                        ------------- ------------ ------------
       Net income                           $584,119     $561,483     $219,816
                                        ------------- ------------ ------------
                                        ------------- ------------ ------------


The accompanying notes are an integral part of these financial statements.

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995




                                                                                CHANCELLOR                     BROADCAST
                                            TALK RADIO NETWORK,             BROADCASTING, INC.              COMMUNICATIONS,
                                             INC. COMMON STOCK              COMMON STOCK  INC.               COMMON STOCK
                                            ---------------------         ---------------------          --------------------
                                            SHARES        AMOUNT          SHARES        AMOUNT           SHARES       AMOUNT
                                            ------       --------         ------        -------          ------       -------
Balances, January 1, 1995                   10,000       $ 10,000         10,000        $ 1,241          8,000        $   700

   Net income
                                            ------       --------         ------        -------          ------       -------

Balances, December 31, 1995                 10,000         10,000         10,000          1,241          8,000            700

   Net income
                                            ------       --------         ------        -------          ------       -------

Balances, December 31, 1996                 10,000         10,000         10,000          1,241          8,000            700

   Cancellation of outstanding capital
        and deficit of BCC (Note 2)                                                                     (8,000)          (700)
   Dividend paid to related-party
        shareholders (Note 2)
   Net income
                                            ------       --------         ------        -------          ------       -------
Balances, September 30, 1997                10,000       $ 10,000         10,000        $ 1,241              0        $     0
                                            ------       --------         ------        -------          ------       -------
                                            ------       --------         ------        -------          ------       -------


The accompanying notes are an integral part of these financial statements.

               COMBINED
     --------------------------
     ADDITIONAL        RETAINED         TOTAL
       PAID-IN         EARNINGS      SHAREHOLDERS'
       CAPITAL        (DEFICIT)         EQUITY
     ----------       ---------      -------------
        $37,825       $(393,090)         $(343,324)
                        219,816            219,816
     ----------       ---------      -------------
         37,825        (173,274)          (123,508)
                        561,483            561,483
     ----------       ---------      -------------
         37,825         388,209            437,975
                        122,765            122,065
                       (487,255)          (487,255)
                        584,119            584,119
     ----------       ---------      -------------
        $37,825        $607,838           $656,904
     ----------       ---------      -------------
     ----------       ---------      -------------

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
COMBINED STATEMENTS OF CASH FLOWS



                                                       FOR THE NINE               FOR THE YEARS ENDED
                                                       MONTHS ENDED         --------------------------------
                                                       SEPTEMBER 30,        DECEMBER 31,        DECEMBER 31,
                                                           1997                1996                1995
                                                       -------------        ------------        ------------
INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS:
Cash flows from operating activities:
   Net income                                               $584,119            $561,483            $219,816
   Adjustments to reconcile net income to net
        cash provided by operating activities:
      Depreciation and amortization                           69,723              87,800              54,292
      Gain on sale of assets                                                        (800)
      Pro forma income taxes                                  (9,037)            249,549              (9,964)
      Changes in operating assets and liabilities:
         Accounts receivable                                 (72,044)             58,232             (72,808)
         Accounts payable and accrued liabilities             46,654             (82,304)            202,013
         Deferred subscription revenue                        11,926             (12,182)             (7,656)
         Customer deposits                                   (31,693)             29,152              31,854
         Other                                                                                       (11,336)
                                                       -------------        ------------        ------------
            Net cash provided by operating activities        599,648             890,930             406,211
                                                       -------------        ------------        ------------

Cash flows used in investing activities:
   Acquisition of furniture and equipment                    (44,472)           (345,331)           (206,035)
   Proceeds from sale of assets                                                   10,063
   Cancellation of BCC equity (Note 2)                       122,065
                                                       -------------        ------------        ------------
            Net cash provided by (used in) investing
                 activities                                   77,593            (335,268)           (206,035)
                                                       -------------        ------------        ------------

Cash flows from financing activities:
   Payments on notes due to shareholder                     (215,596)            (23,129)            (26,429)
   Borrowings on notes payable                                25,903             185,772              65,000
   Payments on notes payable                                 (95,898)            (25,638)            (28,476)
   Payments on capitalized lease obligations                  (9,675)            (15,740)            (13,707)
   Related-party dividend (Note 2)                          (487,255)
                                                       -------------        ------------        ------------
            Net cash provided by (used in) financing
                 activities                                 (782,521)            121,265              (3,612)
                                                       -------------        ------------        ------------

Increase (decrease) in cash and cash equivalents            (105,280)            676,927             196,564
Cash and cash equivalents, beginning of period             1,103,659             426,732             230,168
                                                       -------------        ------------        ------------
Cash and cash equivalents, end of period                  $  998,379        $  1,103,659          $  426,732
                                                       -------------        ------------        ------------
                                                       -------------        ------------        ------------

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for:
   Interest                                                  $30,814             $56,590             $51,414
   Income taxes                                              353,096             267,100              14,275

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITY:
Assets acquired through capital leases                                                               $28,500

The accompanying notes are an integral part of these financial statements.

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS
September 30, 1997 and December 31, 1996 and 1995



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF PRESENTATION: Talk Radio Network, Inc. ("TRN") and Chancellor Broadcasting Co., Inc. ("CBC") were formed in 1993 as Subchapter C corporations. TRN and CBC are independent creators, producers and distributors of syndicated network radio programs and distributors of related merchandising rights. CBC is 66% owned by TRN.

     Broadcast Communications, Inc. ("BCC") was formed in 1986 as a Subchapter C corporation. BCC owns and operates an independent radio station in Central Point, Oregon. BCC was acquired by CBC in 1997, and its then outstanding shares were cancelled. In 1995, BCC changed its name from Medford Judeo Christian Outreach, Inc.

     TRN, CBC and BCC derive a substantial portion of their revenues from the sale of commercial radio broadcast time to national and local advertisers.

     Each of TRN, CBC and BCC are owned or controlled either directly or indirectly by a nonprofit corporation. Collectively, TRN, CBC and BCC are referred to as the "Companies".

     The combined financial statements include the accounts of TRN and CBC for the nine months ended September 30, 1997. For the years ended December 31, 1996 and 1995, the combined financial statements include the accounts of TRN, CBC and BCC. All material intercompany transactions and accounts have been eliminated in the combined financial statements.

     REVENUE RECOGNITION: Revenue from the sale of commercial broadcast time to advertisers is recognized when the commercials are broadcast. Newsletter subscription revenues are recorded as deferred revenue and recognized on a straight-line basis over the term of the underlying subscriptions. Merchandising revenues are recognized when the merchandise is shipped.

     CONCENTRATION OF RISK: The Companies' revenues and accounts receivable primarily relate to advertising of products and services both on a national basis with respect to syndicated network radio programming and on a local basis with respect to the Central Point, Oregon radio station. Credit is extended to customers based upon an evaluation of the customer's financial condition and generally collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

     PRODUCTION AND PROGRAMMING COSTS: Production and programming costs are expensed in the period in which they occur. The Companies do not capitalize costs associated with production and distribution of internally developed programs, as the estimated future revenues from the programs are considered immaterial. Costs related to programs not broadcast as of the balance sheet dates are insignificant.

Continued

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTE TO COMBINED FINANCIAL STATEMENTS, Continued
September 30, 1997 and December 31, 1996 and 1995



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

     ADVERTISING COSTS: Advertising costs are expensed in the period in which they occur. General and administrative expenses include advertising costs of $10,414, $3,538 and $2,853 in 1997, 1996 and 1995, respectively.

     CASH: Cash consists of demand deposits and money market accounts with regional banks. At times, balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

     FIXED ASSETS: Land, buildings, furniture and equipment are stated at cost. Depreciation and amortization are computed by the double-declining balance and straight-line methods over the estimated useful lives of the related assets, which are five to seven years. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts and the resulting gain or loss is included in current income.

     PRO FORMA INCOME TAXES: The combined financial statements consist of corporate entities which file separate income tax returns on the cash basis and on differing year ends. Therefore, pro forma income taxes have been calculated at the estimated effective rate of 40% on the pre-tax profits for the periods.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     INTANGIBLE ASSETS: Intangible assets are stated at cost and primarily consist of a network radio program purchased by CBC in 1993.

     The network radio program is being amortized using the straight-line method over the duration of the related program's rights, including an extension of 7 additional years.

     Accumulated amortization is $42,342, $34,843 and $25,052 as of September 30, 1997, December 31, 1996 and December 31, 1995, respectively.

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTE TO COMBINED FINANCIAL STATEMENTS, Continued
September 30, 1997 and December 31, 1996 and 1995



2.   PURCHASE OF BCC:

     In April 1997, CBC purchased BCC for $500,000 from related-party shareholders. The assets acquired and liabilities assumed by CBC were recorded at BCC's historical cost. The amounts paid to the related-party shareholders for BCC, in excess of historical cost, have been reflected in the combined financial statements as a related-party dividend.



3.   FIXED ASSETS:

                                   SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                       1997           1996            1995
                                   -------------   ------------    ------------
     Land                              $191,596       $191,596         $62,569
     Buildings and improvements         141,285        140,165          43,359
     Furniture and equipment            464,498        450,725         340,491
                                   -------------   ------------    ------------
                                        797,379        782,486         446,419
     Less accumulated depreciation      228,960        196,315         118,537
                                   -------------   ------------    ------------
                                       $568,419       $586,171        $327,882
                                   -------------   ------------    ------------
                                   -------------   ------------    ------------

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTE TO COMBINED FINANCIAL STATEMENTS, Continued
September 30, 1997 and December 31, 1996 and 1995



4.   LONG-TERM DEBT:

     Notes payable with third parties consist of the following:

                                                    SEPTEMBER 30,        DECEMBER 31,        DECEMBER 31,
                                                        1997                1996                1995
                                                    -------------        ------------        ------------
       Notes payable to a controlling
       shareholder, interest at 6% to 8%,
       due at various dates through 2008             $    204,067         $   419,663         $   442,792

       Mortgage loan payable to a trust,
       collateralized by real property, monthly
       payments of $1,631 including interest
       at 10.25%, due December 2006                       117,055             122,521

       Mortgage loan payable to a trust,
       collateralized by real property, monthly
       payments of $223 including interest
       at 7% per annum, due October 2042                   37,240              37,325

       Equipment loan, collateralized by radio
       equipment, monthly payments of $1,166
       including interest at 8.5%, due June 1999           22,297              31,054              41,898

       Equipment loan, collateralized by
       satellite up-link equipment, interest
       at 8.5% per annum                                                       63,330              64,585

       Other                                               24,498              16,855               4,468
                                                    -------------        ------------        ------------

                                                          405,157             690,748             553,743

       Less current portion                                38,471              53,506              40,406
                                                    -------------        ------------        ------------

                                                     $    366,686         $   637,242         $   513,337
                                                    -------------        ------------        ------------
                                                    -------------        ------------        ------------

The principal payments on long-term debt for the years ending after September 30, 1997 are summarized as follows:

     1998                                           $ 38,471
     1999                                             36,971
     2000                                             29,933
     2001                                             32,489
     2002                                             32,887
     Thereafter                                      234,406
                                                    --------

                                                    $405,157
                                                    --------
                                                    --------


Continued

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTE TO COMBINED FINANCIAL STATEMENTS, Continued
September 30, 1997 and December 31, 1996 and 1995



4.   LONG-TERM DEBT, Continued:

     The Companies lease certain equipment under agreements which are classified as capital leases. At September 30, 1997, the agreements require monthly aggregate payments of $1,515, including interest. The lease agreements expire between May 1998 and June 2000. Most of these equipment leases have purchase options at the end of the original lease term. Leased capital assets included in fixed assets are as follows:



                                                SEPTEMBER 30,        DECEMBER 31,        DECEMBER 31,
                                                    1997                1996                1995
                                                -------------        ------------        ------------
     Total minimum lease payments                    $30,934             $44,573             $65,639
     Less amount representing interest                10,820              14,784              20,110
                                                -------------        ------------        ------------
            Capital lease obligations                 20,114              29,789              45,529
     Less current maturities                          12,257              11,461              15,740
                                                -------------        ------------        ------------
     Long-term portion                                $7,857             $18,328             $29,789
                                                -------------        ------------        ------------
                                                -------------        ------------        ------------


5.   COMMITMENTS AND CONTINGENCIES:

     The Companies lease their office, radio station, and radio towers under operating leases expiring at various dates through June 2006. Renewal options are available on certain of these leases. Rental expense under operating leases was $14,880, $17,040 and $25,440 during the nine months ended September 30, 1997 and during the years ended December 31, 1996 and 1995, respectively.

     The Companies have talent and programming agreements with various individuals and organizations. Some of these agreements are month-to-month, while others are for extended periods, expiring from February 1998 to May 2004. The most significant agreement is with an individual who receives a percentage of net sales of radio programs and program related merchandise, as defined, and additional compensation of $100,000 per year through April 2004.

     Approximate future minimum commitment and lease payments under noncancelable operating leases and contracts at September 30, 1997 are as follows:

          Year ending:
             1998                                 $  552,000
             1999                                    420,000
             2000                                    334,000
             2001                                    295,000
             2002                                    178,000
             Thereafter                              436,000
                                                  ----------

                                                  $2,215,000
                                                  ----------
                                                  ----------

TALK RADIO NETWORK, INC, CHANCELLOR BROADCASTING CO.,
   INC. AND BROADCAST COMMUNICATIONS, INC.
NOTE TO COMBINED FINANCIAL STATEMENTS, Continued
September 30, 1997 and December 31, 1996 and 1995



6.   RELATED PARTIES:

     Transactions with related parties of common ownership and control are as follows:

     a. Lease agreements with a controlling shareholder of TRN with respect to the Companies' office, radio station and the main radio tower (see
          Note 5).

     b.   Loans payable to a controlling shareholder of the Companies (see
          Note 4).

     c.   Purchase of BCC from related-party shareholders (see Note 2).

     d.   CBC donated $50,000, $30,000 and $10,000 in 1997, 1996 and 1995, respectively, to the controlling nonprofit organization.


7.   SUBSEQUENT EVENT (Unaudited):

     Effective January 1998, the shareholders of the Companies entered into definitive agreements pursuant to which they shall sell 100% of the Companies to Premiere Radio Networks, Inc. for approximately $9 million in cash.

                                     ITEM 7(b)

                      UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information, which is based on the historical financial statements of Jacor and Nationwide, has been prepared to illustrate the effects of the acquisitions and related financings described below.

     The unaudited pro forma condensed consolidated statement of operations for year ended December 31, 1997 gives effect to the following transactions and related financings as if such transactions and financings had been completed January 1, 1997: (i) the Nationwide Acquisition and (ii) other acquisitions completed during 1997 or pending as of December 31, 1997. The pro forma condensed consolidated balance sheet as of December 31, 1997 has been prepared as if the following transactions and related financings had been completed on December 31, 1997: (i) the Nationwide Acquisition and
(ii) the other acquisitions pending as of December 31, 1997.

     The Nationwide acquisition and all other pending acquisitions will be accounted for using the purchase method of accounting. The total purchase costs of the Nationwide acquisition and all other pending acquisitions will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Unaudited Pro Forma Financial Information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of final appraisals of the acquired assets. The Unaudited
Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     The Unaudited Pro Forma Financial Information should be read in conjunction with Jacor's Consolidated Financial Statements and notes thereto included in Jacor's Annual Report on Form 10-K and Nationwide's Combined Financial Statements and notes thereto included in this Current Report on Form 8-K(A).

                     JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           YEAR ENDED DECEMBER 31, 1997

                                               Other           Jacor
                                            Acquisition        Other                       Nationwide     Acquisition       Total
                                Historical    Pro Forma     Acquisitions   Historical      Pro Forma       Pro Forma      Combined
                                   Jacor     Adjustments     Pro Forma     Nationwide     Adjustments     Adjustments     Pro Forma
                                ----------  ------------    ------------   ----------     -----------     -----------     ---------

Net revenue                      $530,574      $74,452  (a)   $605,026     $ 97,997       $    565  (e)     (3,613) (h)   $699,975
Broadcast operating expenses      356,783       49,559  (a)    406,342       81,958         (2,132) (e)    (20,923) (h)    465,245
Depreciation and amortization      76,485       24,947  (a)    103,432       10,130          2,084  (e)      4,007  (i)    119,653
Corporate general and
  administrative expenses          14,093           -           14,093        3,623                         (3,623) (h)     14,093
                                                    -                0
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
   Operating income                81,213          (54)         81,159        2,286            613          16,926         100,984

Interest expense, net             (80,008)      (9,303) (b)    (89,311)      (4,617)        (3,197) (e)    (20,586) (j)   (117,710)
Gain on sale of radio stations     11,135           -           11,135       44,132        (44,132) (f)                     11,135
Other income (expense), net           664          298  (c)        962          (37)                                           925
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
 Income (loss) before
   Income taxes and
   extraordinary items             13,004       (9,059)          3,945       41,764        (46,716)         (3,659)         (4,667)
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
Income tax (expense) credit        (9,600)       4,531  (d)     (5,069)     (14,309)        15,992  (g)      1,464  (k)     (1,922)
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
 Income (loss) before
   extraordinary items           $  3,404      ($4,528)        ($1,124)     $27,455       ($30,724)        ($2,196)        ($6,589)
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
                                 ---------     --------       ---------    ---------      ----------       ---------      ---------
 Diluted income (loss)
   per common share              $   0.08                                                                                   ($0.13)

Number of common shares
  used in per share
  computations                     42,163                                                                                   50,763


                     JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 (IN THOUSANDS)

                             AS OF DECEMBER 31, 1997


                                                   Other           Jacor
                                                Acquisition        Other       Nationwide      Disposal
                                    Historical    Pro Forma     Acquisitions    Station           of           Pro Forma
                                       Jacor     Adjustments     Pro Forma     Acquisition     San Diego       Combined
                                    ----------  ------------    ------------   ----------     -----------     -----------

Current Assets:
  Cash                              $   28,724                    $   28,724                                   $   28,724
  Accounts Receivable                  135,073                       135,073                                      135,073
  Prepaid Expenses and Other
    Current Assets                      33,790                        33,790                                       33,790
                                    ----------    ----------      ----------   ----------      ----------      ----------
      Total Current Assets             197,587                       197,587                                      197,587

Property and Equipment                 206,809    $  9,100  (m)      215,909    $  28,000 (p)  $  (2,000) (r)     241,909
Intangible Assets                    2,128,718      59,375  (m)    2,188,093      604,000 (p)    (63,000) (r)   2,729,093
Other Assets                            68,764     (10,410) (n)       58,354                                       58,354
                                    ----------    ----------      ----------   ----------      ----------      ----------
      Total Assets                  $2,601,878     $58,065        $2,659,943     $632,000       ($65,000)      $3,226,943
                                    ----------    ----------      ----------   ----------      ----------      ----------
                                    ----------    ----------      ----------   ----------      ----------      ----------


Current Liabilities:
  Accounts Payable, Accrued
    Liabilities and Other
    Current Liabilities                118,249                       118,249                                      118,249
                                    ----------    ----------      ----------   ----------      ----------      ----------
      Total Current Liabilities        118,249                       118,249                                      118,249

Long-term debt                         987,500      58,065  (o)    1,045,565      224,150 (q)    (65,000) (q)   1,204,725
Liquid Yield Option Notes              125,300                       125,300      166,950 (q)                     292,250
Other Liabilities                      115,611                       115,611                                      115,611
Deferred tax liability                 338,867                       338,867                                      338,867

Shareholders' Equity:
  Common Stock                             457                           457           51 (q)                         508

  Additional Paid-In Capital           863,086                       863,086      240,839 (q)                   1,103,925

  Common Stock Warrants                 31,500                        31,500                                       31,500
  Retained Earnings                     21,308                        21,308                                       21,308
                                    ----------    ----------      ----------   ----------      ----------      ----------
      Total Shareholders' Equity       916,351                       916,351      240,890                       1,157,241

      Total Liabilities and         ----------    ----------      ----------   ----------      ----------      ----------
       Shareholders' Equity         $2,601,878     $58,065        $2,659,943     $632,000       ($65,000)      $3,226,943
                                    ----------    ----------      ----------   ----------      ----------      ----------
                                    ----------    ----------      ----------   ----------      ----------      ----------

                    JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (IN THOUSANDS)


(a) These adjustments reflect additional revenues and expenses related to the following acquisitions and other individually immaterial acquisitions completed during 1997 or pending as of December 31, 1997 (collectively, the "Other Acquisitions").



                                                                      Year Ended
                                                                   December 31, 1997
                                                       ------------------------------------------
                                                                      Broadcast      Depreciation
                                                         Net          Operating           and
                                                       Revenue        Expenses       Amortization
                                                       -------        ----------     ------------

Regent (completed February 1997).................      $   ---        $    233          $ 1,061
Premiere (completed June 1997) ..................       14,130           9,276            4,347
EFM Companies (completed April 1997).............       11,191           7,484            3,834
Synergy Broadcasting (completed October 1997)....       12,714           4,643            7,321
Other (various)..................................       36,417          27,473            8,384
                                                       -------        --------       ----------
     Total.......................................      $74,452         $49,559          $24,947
                                                       -------        --------       ----------
                                                       -------        --------       ----------

(b) The adjustment represents additional interest expense associated with Jacor's borrowings under the Credit Facility and the issuance of various debt securities in 1997. The assumed weighted average interest rate associated with the borrowings is 7.9%.

(c) The adjustment represents miscellaneous income generated primarily by Premiere for periods prior to the acquisition.

(d) To provide for the tax effect of pro forma adjustments. The acquisition adjustments described in Note (a) include non-deductible goodwill amortization estimated to be approximately $1,350 for the year ended December 31, 1997.

(e) The adjustments represent additional revenues and expenses, net of the elimination of time brokerage agreement fees, related primarily to Nationwide's acquisitions of radio stations in the Dallas, Phoenix and San Diego broadcast areas. Nationwide has operated a majority of the stations acquired in 1997 under local marketing agreements since
     January 1, 1997, therefore a significant amount of the revenues and operating expenses related to these stations are included in Nationwide's historical financial statements for the year ended December 31, 1997.

                     JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                    (IN THOUSANDS)

(f) The adjustment represents elimination of Nationwide's gain on the sale and exchange of certain radio stations in 1997.

(g) To provide for the tax effect of Nationwide's pro forma adjustments relating to its 1997 acquisitions and divestitures at statutory rates.

(h) The adjustments represent revenue and expense eliminations from the assumed divestitures of two San Diego stations (see Note(r)) and projected expense savings of 14,048 for the year ended December 31, 1997, respectively. Expense savings will result from the elimination of redundant broadcast operating expenses arising from the operation of multiple stations in broadcast areas, changes in benefit plan and compensation structures to conform with Jacor's and the elimination of Nationwide's corporate office function. Estimated savings are as follows:



                                                               Year ended
                                                            December 31, 1997
                                                            -----------------

Corporate general and administrative...................         $  3,623
Benefit Plan expenses..................................            2,850
Commissions............................................              675
Promotion and programing...............................            2,500
Personnel reductions...................................            3,200
Other..................................................            1,200
                                                                --------
                                                                $ 14,048
                                                                --------
                                                                --------


(i) The adjustment reflects the additional depreciation and amortization expense resulting from the allocation of Jacor's purchase price to the assets acquired including an increase in property and equipment and identifiable intangible assets to their estimated fair market values.

(j) The adjustment reflects additional interest expense related to additional borrowings under the Credit Facility, the 8% Notes and the 4 3/4% LYONs Offering completed during February 1998 to finance, in part, the acquisition of Nationwide.

(k)  To provide for the tax effect of pro forma adjustments.

(l) The pro forma weighted average shares outstanding includes all shares outstanding as of December 31, 1997 and the 5.073 million shares issued in the February 1998 Common Stock Offering. The pro forma weighted average shares outstanding of Jacor do not reflect any outstanding options and warrants as they are antidilutive. The LYONs are not common stock equivalents and are, therefore, excluded from the computation.

(m) The adjustments represent the allocation of Jacor's purchase price for the Other Acquisitions to the estimated fair value of the assets acquired and certain liabilities assumed.

(n) The adjustment represents the application of funded escrow deposits to the purchase price of the Other Acquisitions.

(o) The adjustment represents incremental Credit Facility borrowings to finance the Other Acquisitions.

(p) The adjustment represents the allocation of Jacor's purchase price for Nationwide, including estimated expenses of $12,000, to the estimated fair value of the assets acquired and the recording of goodwill associated with the acquisition.

(q) The adjustment represents the assumed proceeds from the February 1998 Common Stock offering, 4 3/4% LYONs offering, 8% Notes offering and incremental borrowings under the Credit Facility to finance the acquisition of Nationwide's radio stations. The estimated sale price for two San Diego stations is $65,000 (see Note (r)).


          Common Stock Offering (net proceeds)..................      $240,890
          Notes Offering .......................................       119,539
          LYONs Offering .......................................       166,950
          Credit Facility borrowings ...........................       104,621
          Credit Facility repayments ...........................       (65,000)
                                                                      --------
                                                                      $567,000
                                                                      --------
                                                                      --------

(r) Upon completion of the Nationwide Acquisition, Jacor's station ownership in the San Diego broadcast area would exceed FCC ownership limits. The adjustment assumes Jacor will divest two radio stations currently operating in the San Diego broadcast area. The sale price is management's estimate based on currently available information.